EXHIBIT A

                              AGREEMENT AND PLAN OF
                   REORGANIZATION, CONVERSION AND TERMINATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION, CONVERSION AND TERMINATION is made as of the 20th day of January, 1998, by and between [Dodge & Cox Balanced Fund, a California common law trust]; [Dodge & Cox Income Fund, a California corporation]; [Dodge & Cox Stock Fund, a California corporation] (the "Reorganizing Fund") and Dodge & Cox Funds (the "Trust"), a Delaware business trust.

         This  Agreement  is  intended  to  be  and  is  adopted  as a  plan  of reorganization within the meaning of Section 368(a)(1) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and is intended to effect the reorganization (a "Reorganization") of the Reorganizing Fund as a new series of the Trust (the "Successor Fund"). The Reorganization will include the transfer of all of the assets of the Reorganizing Fund to the corresponding Successor Fund of the Trust solely in exchange for (1) the assumption by the Successor Fund of all liabilities of the Reorganizing Fund and (2) the issuance by the Trust to the Reorganizing Fund of shares of beneficial interest of the Successor Fund. The aggregate number of shares of the Successor Fund (the "Successor Fund Shares") issued to the Reorganizing Fund will be equal to the number of shares of [common stock] [beneficial interest] ("Shares") of the corresponding
Reorganizing Fund outstanding immediately before the Reorganization. These transactions will be immediately followed by a pro rata distribution by the Reorganizing Fund of the Successor Fund Shares it receives in the exchange described above to the holders of corresponding Reorganizing Fund Shares in exchange for those Successor Fund Shares, in liquidation of the Reorganizing Fund, all upon the terms and conditions hereinafter set forth in this Agreement.

         In consideration of the promises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE FUNDS IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND ISSUANCE OF SUCCESSOR FUND SHARES

         1.1 Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein, the Reorganizing Fund agrees to transfer all of its assets (as described in paragraph 1.2) and to assign and transfer all of its liabilities to the corresponding Successor Fund, which is organized solely for the purpose of acquiring all of the assets and assuming all of the liabilities of the Reorganizing Fund. The Trust, on behalf of the Successor Fund, agrees that in exchange for all of the assets of the Reorganizing Fund (1) the Successor Fund shall assume all of the liabilities of the Reorganizing Fund, whether contingent or otherwise, then existing and (2) the Trust shall issue Successor Fund Shares to the Reorganizing Fund. The number of Successor Fund Shares to be issued by the Trust on behalf of the Successor Fund will be identical to the number of Shares of the Reorganizing Fund outstanding on the Closing Date provided for in paragraph 3.1. Such transactions shall take place at the Closing provided for in paragraph 3.1.

         1.2 The assets of the Reorganizing Fund to be acquired by the corresponding Successor Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Reorganizing Fund and other property owned by the Reorganizing Fund and any deferred or prepaid expenses shown as assets on the books of the Reorganizing Fund on the Closing Date provided for in paragraph 3.1.

         1.3 Immediately after delivery to the Reorganizing Fund of corresponding Successor Fund Shares, a duly authorized officer of the Reorganizing Fund shall cause the Reorganizing Fund, as the sole shareholder of the corresponding Successor Fund, to (i) elect the Trustees of the Trust; (ii) approve an investment advisory agreement for the Successor Fund in substantially the form as the investment advisory agreement in effect to the Reorganizing Fund immediately prior to the Closing of the Reorganization (with such changes as may have been approved by the shareholders of the Reorganizing Fund); and (iii) adopt investment objectives, investment policies and investment restrictions which are substantially identical to those of the Reorganizing Fund immediately prior to the Closing of the Reorganization, including any changes thereto approved by the shareholders of the Reorganizing Fund at the meeting of shareholders to be held on January 20, 1998. On or prior to the Closing Date, the Trust shall, on its own behalf or on behalf of the Successor Fund, either enter into transfer agency, subtransfer agency, custodian and subcustodian agreements, agreement with Service Organizations and any other agreement pursuant to which services are rendered to the Reorganizing Fund with substantially the same terms as the agreements to which the Reorganizing Fund is a party as of the Closing Date or assume the Reorganizing Fund's obligations under such agreements. The Trust shall also adopt, on its own behalf or on behalf of the Successor Fund, on or prior to the Closing Date, all policies and procedures, in effect with respect to the Reorganizing Fund as of the Closing Date.

         1.4 As provided in paragraph 3.4, on the Closing Date the Reorganizing Fund will distribute in liquidation the Successor Fund Shares to each shareholder of record, determined as of the close of business on the Closing Date, of the Reorganizing Fund pro rata in proportion to such shareholder's beneficial interest in that class and in exchange for that shareholder's Shares. Such distribution will be accomplished by the transfer of the Successor Fund Shares then credited to the account of each Reorganizing Fund on its share records to open accounts on those records in the names of Reorganizing Fund Shareholders and representing the respective pro rata number of each class of the Successor Fund Shares received from the Successor Fund which is due to such Reorganizing Fund Shareholders. Fractional Successor Fund Shares shall be rounded to the third place after the decimal point.

         1.5 Ownership of the Successor Fund Shares by each Successor Fund Shareholder shall be recorded separately on the books of the Trust's transfer agent.

         1.6 Any transfer taxes payable upon the issuance of Successor Fund Shares in a name other than the registered holder of the Reorganizing Fund Shares on the books of the Reorganizing Fund shall be paid by the person to whom such Successor Fund Shares are to be distributed as a condition of such transfer.

         1.7 Reorganizing Fund Shareholders holding certificates representing their ownership of any class of Shares of the Reorganizing Fund shall surrender such certificates or deliver an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Reorganizing Fund may require (collectively, an "Affidavit"), to the Reorganizing Fund prior to the Closing Date. Any Reorganizing Fund Share certificate which remains outstanding on the Closing Date shall be deemed to be canceled, shall no longer evidence ownership of any Shares of the Reorganizing Fund and shall instead evidence ownership of corresponding Successor Fund Shares. Unless and until any such certificate shall be so surrendered or an Affidavit relating thereto shall be delivered, dividends and other distributions payable by the Successor Fund subsequent to the Closing Date with respect to Successor Fund Shares shall be paid to the holder of such certificates, but such shareholders may not redeem or transfer Successor Fund Shares received in the Reorganization. The Trust will not issue share certificates in the Reorganization.

         1.8 The legal existence of the Reorganizing Fund shall be terminated as promptly as reasonably practicable after the Closing Date.

2.   VALUATION

         2.1 The value of the Reorganizing Fund's net assets to be acquired by the Trust on behalf of the Successor Fund hereunder shall be the net asset value computed as of the valuation time provided in the Reorganizing Fund's prospectus on the Closing Date using the valuation procedures set forth in the Reorganizing Fund's current prospectus and statement of additional information.

         2.2 The number of the Successor Fund Shares shall equal the number of full and fractional Reorganizing Fund Shares outstanding on the Closing Date.

         2.3 All computations of value shall be made by the custodian for the Reorganizing Funds and the Trust, or the Reorganizing Fund's investment advisor, in each case as required by the valuation procedures adopted by the Reorganizing Funds.

3.   CLOSING AND CLOSING DATE

         3.1 The transfer of the Reorganizing Fund's assets in exchange for the assumption by the Successor Fund of the Reorganizing Fund's liabilities and the issuance of Successor Fund Shares to the Reorganizing Fund, as described above, together with related acts necessary to consummate such acts (the "Closing"), shall occur at the offices of Dodge & Cox, One Sansome Street, 35th Floor, San Francisco, CA 94104 on April __, 1998 ("Closing Date"). All acts taking place at the Closing shall be deemed to take place simultaneously as of the last daily determination of the net asset value of the Reorganizing Fund or at such other time and or place as the parties may agree.

         3.2 The Reorganizing Fund shall deliver at the Closing a certificate or separate certificates of an authorized officer stating that it has notified the custodian for the Reorganizing Fund and the Trust, of the Reorganizing Fund's reorganization as a series of the Trust.

         3.3 The transfer agent for the Reorganizing Fund, shall deliver at the Closing a certificate evidencing the conversion on its books and records of each Reorganizing Fund Shareholder account to a corresponding Successor Fund Shareholder account. The Trust shall issue and deliver to the Reorganizing Fund a confirmation evidencing the crediting of Successor Fund Shares to the appropriate shareholder accounts on the Closing Date or provide other evidence satisfactory to the Reorganizing Fund that such Successor Fund Shares have been credited to the Reorganizing Fund's account on the books of the Trust. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

         3.4 Portfolio securities that are not held in book-entry form in the name of the custodian as record holder for the Reorganizing Fund shall be presented by the Reorganizing Fund to the custodian for examination no later than five business days preceding the Closing Date. Portfolio securities which are not held in book-entry form shall be delivered by the Reorganizing Fund to the custodian for the account of the Successor Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. Portfolio securities held of record by the custodian in book-entry form on behalf of the Reorganizing Fund shall be delivered to the Successor Fund by the custodian by recording the transfer of beneficial ownership thereof on its records. The cash delivered shall be in the form of currency or by the custodian crediting the Successor Fund's account maintained with the custodian with immediately available funds.

4.   REPRESENTATIONS AND WARRANTIES

         4.1  The Reorganizing Fund represents and warrants as follows:

                  4.1.A. The Reorganizing Fund is a [business trust/corporation] duly organized, validly existing and in good standing under the laws of the State of California, and has the power to own all of its properties and assets and, subject to approval by the shareholders of that Reorganizing Fund, to perform its obligations under this Agreement. The Reorganizing Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. The Reorganizing Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry its business as now being conducted;

                  4.1.B. The Reorganizing Fund is a registered investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;

                  4.1.C. The Reorganizing Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of its [Declaration of Trust] [Articles of Incorporation] or Bylaws, or any agreement, indenture, instrument, contract, lease or other undertaking to which the Reorganizing Fund is a party or by which it is bound;

                  4.1.D. At the date hereof and at the Closing Date all federal, state and other tax returns and reports, including information returns and payee statements, of the Reorganizing Fund required by law to have been filed or furnished by such dates shall have been filed or furnished and all federal, state and other taxes, interest and penalties shall have been paid so far as due or provision shall have been made for the payment thereof and no such return is currently under audit and no assessment has been asserted with respect to any of such returns or reports;

                  4.1.E. The Reorganizing Fund has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as such for each taxable year since its inception, and will qualify as such as of the Closing Date;

                  4.1.F. All issued and outstanding shares of the Reorganizing Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by the Reorganizing Fund. The
Reorganizing Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of [common stock] [beneficial interest], nor is there outstanding any security convertible into any of such shares;

                  4.1.G. The information to be furnished by the Reorganizing Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto;

                  4.1.H. At the Closing Date, the Reorganizing Fund will have good and marketable title to the assets to be transferred to the Trust, on behalf of the Successor Funds, pursuant to paragraph 1.1, and will have full right, power and authority to sell, assign, transfer and deliver such assets hereunder. Upon delivery and in payment for such assets, the Trust on behalf of the Successor Funds will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act");

                  4.1.I. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Reorganizing Fund. This Agreement constitutes a valid and binding obligation of the Reorganizing Fund enforceable in accordance with its terms, subject to the approval of each the Reorganizing Fund's shareholders;

                  4.1.J. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Reorganizing Fund of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date.

         4.2 The Trust represents and warrants, on behalf of itself and each Successor Fund, as follows:

                  4.2.A. The Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to perform its obligations under this Agreement. The Trust is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it or the Successor Fund to any material liability or disability. The Trust has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on the business of the Trust and the Successor Fund as now being conducted. The Successor Fund is a duly established and designated series of the Trust;

                  4.2.B. The Trust is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Trust Instrument or Bylaws of the Trust or any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust is a party or by which the Trust is bound;

                  4.2.C. The Trust will cause the Successor Fund to qualify as a regulated investment company under Subsection M of the Code for the taxable year in which the Closing occurs and to continue to qualify as such for each taxable year;

                  4.2.D. Prior to the Closing Date, there shall be no issued and outstanding Successor Fund Shares or any other securities of the Successor Fund. Successor Fund Shares issued in connection with the transactions contemplated herein will be duly and validly issued and outstanding and fully paid and non-assessable by the Trust;

                  4.2.E. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Trust, and this Agreement constitutes a valid and binding obligation of the Trust and the Successor Fund enforceable against the Trust and the Successor Fund in accordance with its terms;

                  4.2.F. The information to be furnished by the Trust with respect to the Successor Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

                  4.2.G. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust or the Successor Fund of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date.

5.   COVENANTS OF THE REORGANIZING FUND AND THE TRUST

         5.1 The Reorganizing Fund covenants that the Successor Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

         5.2 The Reorganizing Fund covenants that it will assist the Trust in obtaining such information as the Trust reasonably requests concerning the beneficial ownership of Reorganizing Fund Shares.

         5.3 The Reorganizing Fund will, from time to time as and when requested by the Trust on behalf of the Successor Fund, execute and deliver, or cause to be executed and delivered, all such assignments and other instruments, and will take or cause to be taken such further action, as the Trust may deem necessary or desirable in order to vest in, and confirm to, the Trust on behalf of the Successor Fund, title to, and possession of, all the assets of the Reorganizing Fund to be sold, assigned, transferred and delivered to the Successor Fund hereunder and otherwise to carry out the intent and purpose of this Agreement.

         5.4 The Trust will, on behalf of the Successor Fund, from time to time as and when requested by the Reorganizing Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the Reorganizing Fund may deem necessary or desirable in order to vest in, and confirm to, the Reorganizing Fund, title to, and possession of, the Successor Fund Shares issued, sold, assigned, transferred and delivered hereunder and otherwise to carry out the intent and purpose of this Agreement.

         5.5 The Trust, on behalf of the Successor Fund, shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such state securities laws as it may deem appropriate in order to operate after the Closing Date;

         5.6 Subject to the provisions of this Agreement, the Trust and the Reorganizing Fund each will take, or cause to be taken, all action and will do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         5.7 As promptly as practicable, but in any event within 60 days after the Closing Date, the Reorganizing Fund shall furnish to the Trust, in such form as is reasonably satisfactory to the Trust, a statement of the earnings and profits of the Reorganizing Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the Successor Fund as a result of Section 381 of the Code. Such statement shall be certified by the President or Treasurer of the Reorganizing Fund.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REORGANIZING FUNDS

         The obligations of the Reorganizing Fund to consummate the transactions provided for herein shall be subject to the performance by the Trust, on behalf of the Successor Fund, of all the obligations to be performed by the Trust and the Successor Fund hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

         6.1 All representations and warranties of the Trust and the Successor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; and

         6.2 The Trust shall have delivered on the Closing Date to the Reorganizing Fund a certificate executed in the Trust's name by its President or Vice President, in form and substance satisfactory to the Reorganizing Fund, dated as of the Closing Date, to the effect that the representations and warranties of the Trust and the Successor Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Reorganizing Fund shall reasonably request.

Each of the foregoing  conditions  precedent  may be waived by the  Reorganizing
Fund.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST AND THE SUCCESSOR FUNDS

         The obligations of the Trust and the Successor Fund to consummate the transactions provided for herein shall be subject to the performance by the Reorganizing Fund, of all the obligations to be performed by the Reorganizing Fund hereunder on or before the closing Date and, in addition thereto, to the following further conditions:

         7.1 All representations and warranties of the Reorganizing Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

         7.2 The Reorganizing Fund shall have delivered to the Trust on the Closing Date a statement of the assets and liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of the Reorganizing Fund as to its securities and federal income tax basis and holding period as of the Closing Date; and

         7.3 The Reorganizing Fund shall have delivered to the Trust on the Closing Date a certificate executed in the Reorganizing Fund's name by its President or Vice President, in form and substance satisfactory to the Trust, dated as of the Closing Date, to the effect that the representations and warranties of the Reorganizing Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Trust shall reasonably request.

Each of the foregoing conditions precedent may be waived by the Trust.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REORGANIZING FUND, THE TRUST AND THE SUCCESSOR FUND

         The obligations of the Reorganizing Fund, the Trust and the Successor Fund are each subject to the further conditions that on or before the Closing
Date:

         8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the Reorganizing Fund's Shareholders in accordance with applicable law;

         8.2 On the closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby;

         8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities) deemed necessary by the Trust or the Reorganizing Fund permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Trust, the Reorganizing Fund or the Successor Fund, provided that either party hereto may waive any of such conditions for itself;

         8.4 The Reorganizing Fund and the Trust shall have received on or before the Closing Date an opinion of Dechert Price & Rhoads satisfactory to the Reorganizing Fund and the Trust, substantially to the effect that for federal income tax purposes:

                  8.4.A. The acquisition of all of the assets of the Reorganizing Fund by the Successor Fund solely in exchange for the issuance of Successor Fund Shares to the Reorganizing Fund and the assumption by the Successor Fund of all of the liabilities of the Reorganizing Fund, followed by the distribution in liquidation by the Reorganizing Fund of such Successor Fund Shares to the Reorganizing Fund Shareholders in exchange for their Reorganizing Fund Shares and the termination of the Reorganizing Fund, will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and the Reorganizing Fund and the Successor Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                  8.4.B. No gain or loss will be recognized by the Reorganizing Fund upon (i) the transfer of all of its assets to the Successor Fund solely in exchange for the issuance of Successor Fund Shares to the Reorganizing Fund and the assumption by the Successor Fund of the Reorganizing Fund's liabilities and
(ii) the distribution by the Reorganizing Fund of such Successor Fund Shares to the Reorganizing Fund Shareholders;

                  8.4.C. No gain or loss will be recognized by the Successor Fund upon its receipt of all of the Reorganizing Fund's assets solely in exchange for the issuance of the Successor Fund Shares to the Reorganizing Fund and the assumption by the Successor Fund of all of the liabilities of the Reorganizing Fund;

                  8.4.D. The tax basis of the assets acquired by the Successor Fund from its corresponding Reorganizing Fund will be, in each instance, the same as the tax basis of those assets in the Reorganizing Fund's hands immediately prior to the transfer;

                  8.4.E.   The  tax   holding   period  of  the  assets  of  the
Reorganizing Fund in the hands of the Successor Fund will, in each instance, include the Reorganizing Fund's tax holding period for those assets;

                  8.4.F. The Reorganizing Fund's Shareholders will not recognize gain or loss upon the exchange of all of its Shares of the Reorganizing Fund solely for Successor Fund Shares as part of the transaction;

                  8.4.G. The tax basis of the Successor Fund Shares received by Reorganizing Fund Shareholders in the transaction will be, for each shareholder, the same as the tax basis of the Reorganizing Fund Shares surrendered in exchange therefor; and

                  8.4.H. The tax holding period of the Successor Fund Shares received by Reorganizing Fund Shareholders will include, for each shareholder, the tax holding period for the Reorganizing Fund Shares surrendered in exchange therefor, provided that such Reorganizing Fund Shares were held as capital assets on the date of the exchange.

The Reorganizing Fund and the Trust each agree to make and provide representations with respect to the Reorganizing Fund and the Successor Fund, respectively, which are reasonably necessary to enable Dechert Price & Rhoads to deliver an opinion substantially as set forth in this paragraph 8.4, which opinion may address such other federal income tax consequences, if any, that Dechert Price & Rhoads believes to be material to the Reorganization.

         Each of the foregoing conditions precedent to the obligations of a party, except for the receipt of the opinion of Dechert Price & Rhoads set forth in paragraph 8.4, may be waived by that party.

9.   BROKERAGE FEES AND EXPENSES

         9.1 The Trust, on behalf of the Successor Fund, and the Reorganizing Fund, each represents and warrants to the other that there are no broker's or finder's fees payable in connection with the transactions contemplated hereby.

         9.2 The Reorganizing Fund and the Successor Fund shall be liable for any expenses incurred by them in connection with entering into and carrying out the provisions of this Agreement whether or not the transactions contemplated hereby are consummated.

10.  ENTIRE AGREEMENT

         The Trust, on behalf of the Successor Fund, and the Reorganizing Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

11.  TERMINATION

         11.1 This Agreement may be terminated by the mutual agreement of the Trust and the Reorganizing Fund. In addition, either the Trust or the Reorganizing Fund may at its option terminate this Agreement at or prior to the Closing Date because:

                  11.1A. There exists a material breach by the other party of any representations, warranties or agreements contained herein to be performed at or prior to the Closing Date; or

                  11.l.B. A condition expressed precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

                  11.1.C. A majority of the members of the Board of [Trustees] [Directors] of the Reorganizing Fund determine that it is not in the best interest of the Reorganizing Fund or its shareholders to proceed with the transactions contemplated by this Agreement.

         11.2 In the event of any such termination, there shall be no liability for damages on the part of the Trust or the Reorganizing Fund, or their respective Trustees [, Directors] or officers, to the other party or its Trustees [,Directors] or officers.

12.  AMENDMENT

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that following the approval of this Agreement by the Reorganizing Fund's Shareholders, no such amendment may have the effect of changing the provisions for determining the number of Successor Fund Shares to be paid to the Reorganizing Fund's Shareholders under this Agreement to the detriment of such Reorganizing Fund Shareholders without their further approval.

13.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

         13.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.3 This Agreement shall be governed by and construed in accordance with the laws of Delaware.

         13.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         13.5 All persons dealing with the Trust, the Reorganizing Fund or the Successor Fund must look solely to the property of the Trust, the Reorganizing Fund or the Successor Fund, respectively, for the enforcement of any claims against the Trust, the Reorganizing Fund or the Successor Fund, as neither the Trustees, [Directors,] officers, agents nor shareholders of the Trust or the Reorganizing Fund assume any personal liability for obligations entered into on behalf of the Trust or Reorganizing Fund, respectively.

14.  NOTICES

         Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Reorganizing Fund or the Trust, each at One Sansome Street, 35th Floor, San Francisco, California 94104,
Attention: Secretary.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.


                  THE [_________________________] FUND:

                  By:________________________________________________

                  Its:________________________________________________


                  DODGE & COX FUNDS

                  By:________________________________________________
                  Its:________________________________________________